                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant

Check the appropriate box:

    Preliminary Proxy Statement
    Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

     Drypers Corporation
     (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies: N/A
     2.   Aggregate number of securities to which transaction applies: N/A
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
     4.   Proposed maximum aggregate value of transaction: N/A
     5.   Total fee paid:  N/A

     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:  N/A
     2.   Form, Schedule or Registration Statement No.:  N/A
     3.   Filing Party:  N/A
     4.   Date Filed:  N/A

                          [DRYPERS LOGO APPEARS HERE]



                                 April 23, 1998



Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Drypers Corporation to be held at 10:00 a.m., C.D.T., on Thursday, May 21, 1998, at the Houstonian Hotel and Conference Center, located at 111 Post Oak Lane, Houston, Texas 77024.

  This year you will be asked to vote in favor of four proposals. The proposals relate to the election of two directors, the approval of the amendment to the Amended and Restated 1995 Key Employee Stock Option Plan, an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock and the appointment of independent public accountants for fiscal 1998. These matters are more fully explained in the attached proxy statement, which you are encouraged to read.

  The Board of Directors recommends that you approve these proposals and urges that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the annual meeting.

  Thank you for your cooperation.


                                 Sincerely,



                                 Walter V. Klemp
                                 Co-Chief Executive Officer and
                                   Chairman of the Board

                              DRYPERS CORPORATION
                           5300 MEMORIAL, SUITE 900
                             HOUSTON, TEXAS 77007



                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Drypers Corporation:

  The 1998 Annual Meeting of Stockholders of Drypers Corporation (the "Company") will be held on May 21, 1998, at 10:00 a.m., C.D.T., at the Houstonian Hotel and Conference Center, located at 111 Post Oak Lane, Houston, Texas, for the following purposes:


     1. To elect two persons to serve as directors of the Company for a three-year term or until their respective successors are duly elected and qualified.

     2. To consider and vote on a proposal to approve an amendment to the Drypers Corporation Amended and Restated 1995 Key Employee Stock Option Plan to increase the aggregate number of shares of the Company's Common Stock with respect to which options may be granted under the plan by 1,000,000 to allow for the grant of additional options under the plan.

     3. To consider and vote on a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000.

     4. To consider and vote on a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

     5. To transact such other business as may properly come before the Meeting.


  The Board of Directors has fixed the close of business on April 13, 1998, as the record date for determination of stockholders who are entitled to notice of and to vote either in person or by proxy at the 1998 Annual Meeting of Stockholders and any adjournment thereof. All Stockholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS SOON AS POSSIBLE.


                                 By Order of the Board of Directors


                                 Terry A. Tognietti
                                 Secretary


April 23, 1998

                              DRYPERS CORPORATION
                           5300 MEMORIAL, SUITE 900
                             HOUSTON, TEXAS 77007
                                (713) 869-8693


                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1998

                              GENERAL INFORMATION

  This Proxy Statement and the accompanying proxy card are furnished to holders of Common Stock of Drypers Corporation ("Drypers" or the "Company"), $.001 par value per share (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1998 Annual Meeting of Stockholders (the "Meeting") to be held at the time and place and for the purposes set forth in the accompanying notice. Such notice, this Proxy Statement and the form of proxy are being mailed beginning on or about April 27, 1998 to stockholders of the Company of record on April 13, 1998 (the "Record Date").

  All duly executed proxies received prior to the Meeting will be voted in accordance with the choices specified thereon, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) for the director nominees listed herein, (ii) for the approval of the amendment to the Amended and Restated 1995 Key Employee Stock Option Plan (the "1995 Plan"), (iii) for the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000 shares, (iv) for the proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998 and (v) in the discretion of such persons, in connection with any other business that may properly come before the Meeting. Stockholders may revoke their proxies at any time prior to the exercise thereof by written notice to the Secretary of the Company at the above address or by the execution and delivery of a later dated proxy or by attendance at the meeting and voting their shares in person.

  As of the close of business on April 13, 1998, the Record Date for determining stockholders entitled to vote at the Meeting, the Company had 16,818,923 shares of Common Stock outstanding and entitled to vote, and these shares are the only outstanding shares of capital stock of the Company entitled to vote. Each share of Common Stock is entitled to one vote with respect to each matter to be acted upon at the Meeting. The holders of a majority of the votes of the outstanding shares of Common Stock as of the Record Date, whether represented in person or by proxy, voting as a single class, will constitute a quorum for the transaction of business at the Meeting as to any matter.

                      MATTERS TO COME BEFORE THE MEETING


PROPOSAL ONE: ELECTION OF DIRECTORS

  At the Meeting, two directors are to be elected. The persons listed below have been nominated for election to fill the two director positions for terms expiring in 2001. It is the intention of the persons named in the proxies to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. Any vacancies that may occur during the year may be filled by an individual appointed by the Board of Directors to serve for the remainder of the term of such director position. In accordance with the Company's By-laws, as amended, and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for director or may withhold authority to vote for all nominees for director. Each director nominee receiving at least the votes of a majority of the outstanding shares of Common Stock, present in person or by proxy at the Meeting and entitled to vote on the election of directors will be elected director. Abstentions will be counted as shares entitled to vote on the director nominee, but will not be treated as either a vote for or against the nominee. Therefore, an abstention will have the same effect as a vote against the nominee. A broker non-vote will not be treated as a share entitled to vote on the nominee and will not be considered as a vote for or against the nominee. Therefore, a broker non-vote will have no effect on the outcome of the vote on the nominee.



                                                                                                TO BE ELECTED
                                             POSITION WITH THE              DIRECTOR              FOR A TERM
   NOMINEES                       AGE              COMPANY                    SINCE                EXPIRING
   --------                       ---        ----------------               --------              ----------
Walter V. Klemp                   38      Co-Chief Executive Officer           1987                    2001
                                          and Chairman of the Board

Nolan Lehmann                     53      Director                             1991                    2001


                                             POSITION WITH THE              DIRECTOR                   TERM
 OTHER DIRECTORS                  AGE             COMPANY                     SINCE                EXPIRING IN
 ---------------                  ---        ----------------               --------              ------------
Terry A. Tognietti                41      Co-Chief Executive                   1991                    2000
                                          Officer and President--
                                          Drypers North America

Raymond M. Chambers               42      Co-Chief Executive                   1995                    1999
                                          Officer and President--
                                          Drypers International

Gary L. Forbes                    54      Director                             1996                    1999

Philip A. Tuttle                  56      Director                             1991                    2000



INFORMATION REGARDING NOMINEES AND DIRECTORS

Background of Nominees


  Mr. Klemp has served as the Chairman of the Board and Co-Chief Executive Officer of Drypers since January 1995 and has served on its Board of Directors since its formation in February 1987. From February 1996 to July 1996, in addition to his duties as Chairman and Co-Chief Executive Officer, he served as Acting Chief Financial Officer. He served as the Managing Director--Finance of Drypers from its formation to December 1994. In 1984, Mr. Klemp participated in the formation of VMG Enterprises, Inc. ("VMG") and, in 1987, the formation of Drypers.

  Mr. Lehmann has served as a director of the Company since 1991. He has served as President and a director of Equus Capital Management Corporation, located in Houston, Texas, since 1983, and is also President and a director of Equus Capital Corporation. Mr. Lehmann also currently serves as President and a director of Equus II Incorporated ("Equus"). Equus Capital Management Corporation and Equus Capital Corporation also serve as the management company and managing general partner of Equus Capital Partners, L.P. ("Equus Capital"), one of several funds formed by Equus Capital Corporation. Equus Capital and its affiliate, Equus, are principal stockholders of the Company. Mr. Lehmann also serves on the board of directors of Allied Waste Industries, Inc., a company involved in solid waste disposal, American Residential Services, Inc., a provider of residential services, Brazos Sportswear, Inc., a marketer of casual sportswear and Garden Ridge Corporation, a specialty retail corporation. Mr. Lehmann is a certified public accountant.

Background of Directors

  Mr. Tognietti participated in the formation of Drypers and has served as Co-Chief Executive Officer, President of Drypers North America and Secretary since January 1995. Mr. Tognietti also has served as a director of Drypers since August 1991, and as Managing Director of Drypers from its formation to December 1994. From January 1994 to December 1994, he served as the Company's Managing Director--Domestic Operations. From June 1992 to December 1993, he served as President of the Company's Veragon division. From June 1979 to August 1987, Mr. Tognietti was involved in operations management within the baby diaper division of Procter & Gamble, serving in various positions, including Pampers operations department manager, Luvs operations department manager and Luvs manufacturing development manager.

  Mr. Chambers has served as Co-Chief Executive Officer, President of Drypers International and a director of Drypers since January 1995 and served as a Managing Director of Drypers from June 1992 to December 1994. In June 1992, he also became President of the Company's VMG division and served in such capacity until December 1993. From January 1994 to December 1994, he served as the Company's Managing Director--International Operations. From July 1989 until joining the Company in June 1992, Mr. Chambers served as Chief Executive Officer and President of VMG. Mr. Chambers also served as Vice President of Manufacturing of VMG from March 1986 to July 1989 and as Operations Manager of VMG from April 1985 to March 1986. From March 1979 to April 1985, Mr. Chambers served in various manufacturing management positions with Procter & Gamble, including process engineer with divisional responsibilities for specific Pampers product improvements.

  Mr. Forbes has served as a director of the Company since May 1996. Mr. Forbes has served as Vice President of Equus Capital Management Corporation since 1991 and also has served as Vice President of Equus. Mr. Forbes is a director of Advanced Technical Products, Inc., a manufacturer of performance composite products, Consolidated Graphics, Inc., a company involved in commercial and financial printing, and NCI Building Systems, Inc., a manufacturer of pre-engineered metal buildings. Mr. Forbes is a certified public accountant.

  Mr. Tuttle has served as a director of the Company since 1991. Since May 1989, Mr. Tuttle has been a general partner of Davis Venture Group, the general partner of Davis Venture Partners, L.P. (collectively, "Davis"). Davis is a principal stockholder of the Company. Since May 1997, Mr. Tuttle has been a general partner of Davis, Tuttle Venture Group, the general partner of Davis, Tuttle Venture Partners, L.P., a private equity partnership. Mr. Tuttle also serves on the board of directors of Zydeco Energy, Inc., a drilling, exploration and energy services company. Mr. Tuttle is a certified public accountant and is a fellow of the Institute of Directors, London, England.

Meetings and Committees of the Board

  The Board of Directors held five meetings during the fiscal year ended December 31, 1997. Each director attended at least 75% of the total combined number of meetings held by the Board and by the committees on which each director served.

  The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has not established a nominating committee.

  The Audit Committee is currently comprised of Messrs. Forbes, Lehmann and Tuttle and is charged with recommending the appointment of the independent public accountants, reviewing their fees, ensuring that proper guidelines are established for the dissemination of financial information, meeting periodically with the independent public accountants, the Board of Directors and certain officers of the Company and its subsidiaries to ensure the adequacy of internal controls and reporting, reviewing consolidated financial statements and performing any other duties or functions deemed appropriate by the Board of Directors. The Audit Committee met once in 1997.

  The Compensation Committee is currently comprised of Messrs. Forbes, Lehmann and Tuttle. The Compensation Committee awards options pursuant to the Company's various stock option plans, determines the terms and conditions of such options, including (i) the persons to whom such options will be awarded and (ii) the form, terms and provisions of any agreement pursuant to which such options are awarded. This Committee is also responsible for consideration of compensation matters for Messrs. Chambers, Klemp and Tognietti. The Compensation Committee met twice in 1997.

PROPOSAL TWO:  APPROVAL OF AN AMENDMENT TO THE DRYPERS CORPORATION AMENDED
               AND RESTATED 1995 KEY EMPLOYEE STOCK OPTION PLAN

General

  At the Meeting, the stockholders of the Company will be asked to vote on a proposal to approve an amendment to the 1995 Plan. Approval of such amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock that are present in person or by proxy and entitled to vote at the Meeting. A summary of the amendment to the 1995 Plan is set forth herein under "Description of Proposed Amendment to the 1995 Plan". On the recommendation of the Compensation Committee, the Board of Directors adopted, and is submitting for stockholder approval, the amendment to the 1995 Plan which increases the aggregate number of shares of the Common Stock with respect to which options may be granted under the 1995 Plan by 1,000,000 for a new total of 4,000,000 to allow for the grant of additional options under the 1995 Plan.

Reasons for the 1995 Plan

  The purpose of the 1995 Plan is to help retain and motivate key employees throughout the Company's organization. The use of stock options is a critical component of overall compensation and one that appropriately aligns the interests of key employees with those of the Company's stockholders. To this end, the Company's Board of Directors has continued to endorse a method of compensation that depends upon stock options to provide a long term incentive to the Company's management and other key employees. In so doing, the Company is able to attract and retain very high quality individuals, in spite of the limited supply and generally high demand for such people. Approximately 86 employees of the Company and its subsidiaries currently participate in the 1995 Plan.

  Since the 1995 Plan options vest to individuals through ongoing service to the Company and since these options only have value if the Company's share price increases, loyalty to the Company is rewarded at the same time that management and other key employees are encouraged to focus on building Company value. An added advantage to this use of options is that by deferring a component of compensation, current compensation expense is reduced. The Company's Board of Directors believes that this approach to compensation enables the Company to continue to sustain higher growth while minimizing costs.

  Given the Company's high growth over the last several years, the number of shares available under the 1995 Plan has been depleted. As of December 31, 1997, approximately 269,124 shares of Common Stock remained available under the 1995 Plan. The Company's Board of Directors has determined that, to continue to provide an adequate level of performance based incentive to the Company's management and other key employees, it is in the best interest of the Company to increase the number of shares available for options under the 1995 Plan by 1,000,000 for a new total of 4,000,000. See "Executive Officers and Compensation--Executive Compensation" and "Description of Proposed Amendment to the 1995 Plan".

Certain Considerations

  Stockholders should know that certain disadvantages may result from the adoption of the amendments to the 1995 Plan, including a reduction in their interests in the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of Common Stock are granted regardless of whether they are exercised.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1995 PLAN.

  Approval of the amendment to the 1995 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal and present in person or by proxy at the Meeting. If not otherwise provided, proxies will be voted "FOR" approval of the amendments to the 1995 Plan. Abstentions will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention will have the same effect as a vote against the proposal. A broker non-vote will not be treated as a share entitled to vote on the proposal and will not be considered as a vote for or against the proposal. Therefore, a broker non-vote will have no effect on the outcome of the proposal.

PROPOSAL THREE: APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE
                OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 20,000,000 TO 30,000,000 SHARES.

  The Board of Directors has recommended the adoption of an amendment to the Company's Restated Certificate of Incorporation that will increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000 shares. The Board of Directors believes that this increase in the number of authorized shares of Common Stock is advisable and in the best interest of the Company because it will provide the Company with greater flexibility in effecting acquisitions and financings. The Company has in recent years significantly expanded its business and operations, especially internationally, through acquisitions and internal growth that have been financed in part with Common Stock. The Company expects that the future growth of the Company will continue to require the use of its Common Stock from time to time either as consideration for acquisitions or as part of a financing for the Company either through the use of Common Stock or securities convertible into Common Stock. The proposed amendment would provide the Company with additional flexibility to effect these acquisitions and financings without the delay and expense associated with obtaining the approval or consent of stockholders at the same time the shares are needed. Such shares may be issued in conjunction with either a public offering or private placement of shares of Common Stock.

  As amended, the first paragraph of Article Fourth of the Restated Certificate of Incorporation would read as follows:

     "Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000 of which (i) 30,000,000 shares shall be common stock, $.001 par value per share (the "Common Stock"), and (ii) 5,000,000 shares shall be Senior Preferred Stock, $.01 par value per share (the "Preferred Stock").

  The Company does not have any current plans, proposals or understandings that would require the use of the additional shares of Common Stock to be authorized. The Company, however, anticipates that some portion of the additional shares would be utilized by the Company in the future for acquisitions as well as for public offerings of Common Stock or securities convertible or exchangeable into shares of Common Stock. Such shares would also be used for the Company's stock based plans. Unless required by law, regulatory authorities or applicable rules of The Nasdaq Stock Market, it is not anticipated that any future authorization by a vote of shareholders will be sought for the issuance of any shares of Common Stock. Shareholders of the Company do not have any preemptive rights to purchase additional shares of Common Stock, whether now or hereafter authorized.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 30,000,000 SHARES.
Approval of this amendment requires the vote of the holders of at least two-thirds of the shares of Common Stock that are outstanding as of the Record Date and entitled to vote thereon at the Meeting. If not otherwise provided, proxies will be voted "FOR" the proposal to approve the amendment to increase the number of authorized shares of Common Stock. Abstentions and broker non-votes will not be treated as either a vote for or against the proposal. However, because the proposal requires the affirmative vote of two-thirds of the outstanding shares of Common Stock, abstentions and broker non-votes will have the same effect as a vote against the proposal.

PROPOSAL FOUR: APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's Audit Committee has recommended and the Board of Directors has approved and now recommends the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. Representatives of Arthur Andersen LLP are expected to attend the Meeting and will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by stockholders.

  Approval of the ratification will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Meeting. Abstentions will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention will have the same effect as a vote against the proposal. A broker non-vote will not be treated as a share entitled to vote on the proposal and will not be considered as a vote for or against the proposal. Therefore, a broker non-vote will have no effect on the outcome of the proposal.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth certain information, as of April 15, 1998, concerning the beneficial ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock,
(ii) each director and named executive officer of the Company and (iii) all directors and executive officers of the Company as a group.




-----------------------------------------------------------------------------------------------------------------------------------

                                                                                            BENEFICIAL OWNERSHIP(1)________
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                         COMMON
                NAME                                                                      STOCK                  PERCENT
----------------------------------------                                             --------------            -------------
-----------------------------------------------------------------------------------------------------------------------------------

Equus II Incorporated and affiliates(2)                                               3,904,496                     23.2
        2929 Allen Parkway, 25th Floor
        Houston, Texas 77019
-----------------------------------------------------------------------------------------------------------------------------------

Davis Venture Group and affiliates(3)                                                 1,544,379                      9.2
        12 Greenway Plaza, Suite 1100
        Houston, Texas 77046
-----------------------------------------------------------------------------------------------------------------------------------

Heartland Advisors, Inc.(4)                                                           1,449,776                      8.6
        790 North Milwaukee Street
        Milwaukee, Wisconsin 53202
-----------------------------------------------------------------------------------------------------------------------------------

Meridian Fund, Ltd.(5)                                                                  936,195                      5.6
        601 Jefferson, Suite 4000
        Houston, Texas 77002
-----------------------------------------------------------------------------------------------------------------------------------

Walter V. Klemp                                                                         791,088(6)                   4.5
        5300 Memorial, Suite 900
        Houston, Texas 77007
-----------------------------------------------------------------------------------------------------------------------------------

Terry A. Tognietti                                                                      673,846(7)                   3.9
        5300 Memorial, Suite 900
        Houston, Texas 77007
-----------------------------------------------------------------------------------------------------------------------------------

Raymond M. Chambers                                                                     596,765(8)                   3.4
        5300 Memorial, Suite 900
        Houston, Texas 77007
-----------------------------------------------------------------------------------------------------------------------------------

Joe D. Tanner                                                                           300,594(9)                   1.8
        5300 Memorial, Suite 900
        Houston, Texas 77007
-----------------------------------------------------------------------------------------------------------------------------------

Jonathan P. Foster                                                                       21,667(10)                    *
        5300 Memorial, Suite 900
        Houston, Texas 77007
-----------------------------------------------------------------------------------------------------------------------------------

Gary L. Forbes(11)                                                                       13,834(11)                  (11)
-----------------------------------------------------------------------------------------------------------------------------------

Nolan Lehmann(12)                                                                        12,348(12)                  (12)
-----------------------------------------------------------------------------------------------------------------------------------

Philip A. Tuttle(13)                                                                      9,334(13)                  (13)
-----------------------------------------------------------------------------------------------------------------------------------

6 directors and 2 other executive officers as a                                       7,868,351                     42.0
  group (8 persons)(14)
-----------------------------------------------------------------------------------------------------------------------------------

----------------------
*Less than 1%

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person. Beneficial ownership includes outstanding shares of Common Stock and shares of Common Stock that such holder has a right to acquire within 60 days upon exercise of outstanding options or warrants. Except as otherwise noted, each stockholder has sole voting and dispositive power with respect to the shares of Common Stock.

(2) "Equus II Incorporated and affiliates" consists of Equus Capital Management Corporation, Equus Capital Corporation, Equus and Equus Capital. Equus Capital Management Corporation and Equus Capital Corporation serve as the management company and sub-advisor of Equus. Equus Capital Management Corporation and Equus Capital Corporation also serve as the management company and managing general partner of Equus Capital. Because of these relationships, each of the entities constituting Equus II Incorporated and affiliates may be deemed to beneficially own the 3,677,906 shares of Common Stock held directly by Equus and the 226,590 shares of Common Stock held directly by Equus Capital.

(3) "Davis Venture Group and affiliates" comprises Davis Venture Group and Davis Venture Partners, L.P. Davis Venture Group is the general partner of Davis Venture Partners, L.P. Because of such relationships Davis Venture Group may be deemed to be beneficial owner of shares of Common Stock held of record by Davis Venture Partners, L.P.

(4) The foregoing information is based solely on information contained in Amendment No. 3 to Schedule 13G dated April 13, 1998 of Heartland Advisors, Inc. filed with the Securities and Exchange Commission with respect to its beneficial ownership of Common Stock.

(5)  The foregoing information is based solely on information contained in
     Schedule 13G dated March 30, 1998 of Meridian Fund, Ltd. filed with the Securities and Exchange Commission with respect to its beneficial ownership of Common Stock.

(6) Includes 129,081 and 498,916 shares of Common Stock issuable upon exercise of warrants and options, respectively.

(7) Includes 17,211 and 498,916 shares of Common Stock issuable upon exercise of warrants and options, respectively.

(8) Includes 103,265 and 473,500 shares of Common Stock issuable upon exercise of warrants and options, respectively.

(9) Includes 7,284 and 139,167 shares of Common Stock issuable upon exercise of warrants and options, respectively.

(10) Includes 21,667 shares of Common Stock issuable upon exercise of options.

(11) Mr. Forbes is Vice President of Equus Capital Management Corporation and Equus Capital Corporation. Because of such relationships, he may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Equus II Incorporated and affiliates. Mr. Forbes disclaims such beneficial ownership. See Note (2) to this table. Includes 3,668 shares of Common Stock issuable upon exercise of options.

(12) Mr. Lehmann is President and a director of each of Equus Capital Management Corporation, Equus Capital Corporation and Equus. Because of such relationships, he may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Equus II Incorporated and affiliates. Mr. Lehmann disclaims such beneficial ownership. See Note (2) to this table. Includes 9,334 shares of Common Stock issuable upon exercise of options.

(13) Mr. Tuttle is a general partner of Davis Venture Group. Because of such relationship, Mr. Tuttle may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Davis Venture Group and affiliates. Mr. Tuttle disclaims such beneficial ownership. See Note (3) to this table. Includes 9,334 shares of Common Stock issuable upon exercise of options.

(14) See notes (6) through (13) above.

                      EXECUTIVE OFFICERS AND COMPENSATION


EXECUTIVE OFFICERS

  Set forth below, as of April 15, 1998, are the names of the executive officers of the Company, together with their ages and positions with the Company:


        NAME                                    AGE                 POSITION
----------------------------------------------  ---  -----------------------------------------
Walter V. Klemp                                  38  Chairman of the Board, Co-Chief Executive
                                                     Officer, Director

Terry A. Tognietti                               40  Co-Chief Executive Officer,  President-
                                                     Drypers North America, Director

Raymond M. Chambers                              42  Co-Chief Executive Officer, President -
                                                     Drypers International, Director

Joe D. Tanner                                    51  Executive Vice President and Chief Operating
                                                     Officer - Drypers International

Jonathan P. Foster                               34  Executive Vice President and Chief Financial
                                                     Officer


  For information regarding the background of Messrs. Klemp, Tognietti and Chambers, see "Proposal One: Election of Directors - Background of Nominees and Directors".

  Mr. Tanner has served as Executive Vice President and Chief Operating Officer--Drypers International since February 1996. From February 1995 until February 1996, he served as the Company's Vice President, Chief Operating Officer--Drypers International. Mr. Tanner served as President of Hygienic Products International, Inc., a subsidiary of the Company that was merged into Drypers in February 1996, from its inception in February 1992 to February 1995.

  Mr. Foster has served as Chief Financial Officer since July 1996 and as Executive Vice President of Drypers since November 1996. From September 1995 to July 1996, Mr. Foster was Chief Financial Officer of Dickson Weatherproof Nail Company, Inc., based in Chicago, Illinois. From September 1991 to August 1995, Mr. Foster was with Schlumberger, Ltd. as Controller and Treasurer for Global Tel*Link, Inc., a telecommunications subsidiary in Mobile, Alabama, and as Assistant Controller and Controller for Schlumberger's Measurement Division, a manufacturer and worldwide marketer of industrial flow measurement products, based in Greenwood, South Carolina. Mr. Foster is a certified public accountant.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors of Drypers Corporation (the "Committee") is pleased to present the following report on executive compensation to the stockholders of the Company.

Overall Objectives and Philosophy of Executive Compensation Program

  The Committee's philosophy is to ensure that executive compensation is linked directly to improvements in financial performance and an increase in stockholder value. To effect this philosophy, the Committee follows the objectives of (i) providing a competitive total compensation package that allows the Company to attract, motivate and retain key executives, (ii) providing compensation opportunities that are linked directly to the financial performance of the Company and that align executive remuneration with the interest of the stockholders and (iii) integrating of executive compensation with the Company's annual and long-term business objectives and performance goals.


Executive Compensation Program Components

  The Committee reviews on a periodic basis the Company's compensation program to ensure that the pay levels and incentive opportunities reflect the performance of the Company while providing a compensation package that is competitive with companies of similar size as the Company. To assist the Committee in this role, it retained an independent outside consulting firm in March 1995 to review the Company's executive compensation program and to make recommendations to the Committee to ensure that its objectives are being met.

  Base Salary. Base salary levels are largely determined through comparisons with companies of similar size and complexity as the Company. Actual salaries are targeted by the Committee to keep each executive slightly below the midpoint of the market for similarly situated companies, while the Committee focuses on incentive compensation to maintain competitive total cash pay levels.

  Annual Incentive Compensation. The Company's officers are eligible to participate in an annual incentive compensation plan with awards based primarily on the attainment of certain financial performance benchmarks. The Committee's objective with respect to this plan is to deliver a targeted annual incentive of 20% of base salary upon the attainment of certain financial performance benchmarks. In particular, the plan aims to focus corporate behavior on consistent earnings growth which the Committee believes is determinant of share price over time. Targeted minimum awards for executive officers of the Company under this plan are also designed to be slightly below targeted awards of companies of similar size and complexity as the Company; however, the maximum bonus payable to eligible executives pursuant to such awards is unlimited. Actual awards are subject to decrease or increase on the basis of the Company's pre-tax earnings performance and are completely at the discretion of the Committee. The Company has made awards to the executive officers of the Company named in the compensation table under this plan during the past three years. Under the plan, executive officers are entitled to elect to receive a portion of their payment in either cash or shares of Common Stock.

  Stock Option Programs. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Common Stock that the best interests of stockholders and executives will be closely aligned. Therefore, executives are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock in the future at a specified price. The number of stock options granted to executive officers is based on competitive practices, with the number of such options being calculated as a percentage of base salary relative to the exercise price of the stock options.

Discussion of 1997 Compensation for the Chairman and Co-Chief Executive Officer

  In considering the compensation for the Chairman and Co-Chief Executive Officer for fiscal 1997, the Committee reviewed his existing compensation arrangements and both Company and individual performances. The employment agreement between the Company and Mr. Klemp was structured to provide him with a base salary and annual incentive opportunity. See "Executive Officers and Compensation - Employment Agreements". Because of the nature of these employment arrangements, the Committee made the following determinations regarding the compensation of Mr. Klemp:

     . Base salary was increased from $210,000 to $235,000 in 1997, and, effective January 1, 1998, was increased to $300,000, as was authorized in his employment agreement. The Committee determined that Mr. Klemp's base salary is now set at the desired level relative to companies of similar size and complexity.

     . Bonuses of $155,000 have been paid with respect to the full fiscal year
       1997.

  As indicated in the discussion above, after its review of all existing programs, the Committee continues to believe that the total compensation program for executives of the Company is competitive with the compensation programs provided by other corporations with which the Company competes. The Committee believes that any amounts paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly related to the annual financial and operational results of the Company. The Committee also believes that the Company's stock option plans provide opportunities to participants that are consistent with the returns that are generated on behalf of the Company's stockholders.

                                  COMPENSATION COMMITTEE OF THE
                                    BOARD OF DIRECTORS



                                  Gary L. Forbes
                                  Nolan Lehmann
                                  Philip A. Tuttle

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the five most highly compensated executive officers of the Company as to whom the total annual salary and bonus for the year ended December 31, 1997, exceeded $100,000:

                                                   SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------
                                                                            LONG-TERM
                                                                        COMPENSTION AWARDS
---------------------------------------------------------------------------------------------------------------------------
                                                                                    COMMON
                                                                                     STOCK
                                                ANNUAL COMPENSATION    RESTRICTED  UNDERLYING
                                                -------------------      STOCK      OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR  SALARY($) BONUS($)   AWARDS($)   (SHARES)  COMPENSATION($)(1)
---------------------------                  ----  --------  -------  ------------- --------- ------------------
---------------------------------------------------------------------------------------------------------------------------
Walter V. Klemp                              1997  230,192   155,000(2)  125,000(3)   22,500         5,117
  Co-Chief Executive Officer and             1996  210,000        --(4)       --     436,000         4,798
  Chairman of the Board                      1995  210,000    70,000(5)       --          --         5,848

Terry A. Tognietti                           1997  230,192   155,000(2)  125,000(3)   22,500         8,968
  Co-Chief Executive Officer and             1996  210,000        --(4)       --     436,000         4,809
  President--Drypers North                   1995  210,000    70,000(5)       --          --         5,848
  America

Raymond M. Chambers                          1997  230,192   155,000(2)  125,000(3)   22,500        15,068
  Co-Chief Executive Officer and             1996  210,000        --(4)       --     411,000        20,959
  President--Drypers International           1995  210,000    70,000(5)       --          --        14,846

Joe D. Tanner                                1997  169,231    60,000          --      20,000         5,459
  Executive Vice President and               1996  150,000    25,000          --     152,500         4,817
  Chief Operating Officer-Drypers            1995  146,250    45,000          --          --         5,355
   International

Jonathan P. Foster                           1997  147,308    25,000          --      15,000         5,072
  Executive Vice President and               1996   59,000        --          --      50,000            --
  Chief Financial Officer(6)
---------------------------------------------------------------------------------------------------------------------------

(1) Amounts represent contributions in 1997 by the Company under the Company's 401(k) savings and employee stock purchase plans for Messrs. Klemp, Tognietti, Chambers, Tanner, and Foster of $5,117, $8,968, $5,068, $5,459, and $5,072, respectively, and term life insurance premiums paid by the Company in each year for Mr. Chambers of $10,000.

(2) Of the total bonuses paid in 1997 to the three Co-Chief Executive Officers, $80,000 represents a bonus paid in June 1997 related to the successful completion of the $115,000,000 Senior Notes offering. The remainder represents performance-based bonuses related to 1997 which were paid in March 1998.

(3) On August 13, 1997, the Company awarded $75,000 in restricted stock (or 24,706 shares of Common Stock) to each of its three Co-Chief Executive Officers. On April 9, 1998, the Company awarded $50,000 in restricted stock (or 7,692 shares of Common Stock) to each of its three Co-Chief Executive Officers related to 1997 performance. All such restricted stock vests over a two year period.

(4) No bonuses were paid with respect to the full fiscal year 1996.

(5) Related to the performance of the Company in 1994, subject to certain follow-on events in the beginning of 1995. No bonuses were paid with respect to the full fiscal year 1995.

(6) Jonathan P. Foster became Chief Financial Officer effective July 29, 1996.

  The following table sets forth summary information regarding options granted in the fiscal year ended December 31, 1997 to each of the executive officers named in the Summary Compensation Table.

                                       Option Grants in Fiscal Year Ended December 31, 1997
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        POTENTIAL REALIZED VALUE AT
                                                                                                            ASSUMED ANNUAL RATES
                                                                                                            OF COMMON STOCK PRICE
                                                                                                              APPRECIATION FOR
                                                                INDIVIDUAL GRANTS                               OPTION TERM (1)
                                               -----------------------------------------------------     -------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                              NUMBER OF      % OF TOTAL
                                              SECURITIES      OPTIONS         EXERCISE
                                              UNDERLYING     GRANTED TO       OR BASE
                                               OPTIONS      EMPLOYEES IN       PRICE      EXPIRATION
           NAME                               GRANTED (2)    FISCAL YEAR     ($/SHARE)      DATE          5%($)          10%($)
-----------------------------------        --------------  --------------  ------------ -------------   ------------  ------------
Walter V. Klemp                                 22,500          5.5           $6.00        05/28/07        219,901      350,155
Terry A. Tognietti                              22,500          5.5           $6.00        05/28/07        219,901      350,155
Raymond M. Chambers                             22,500          5.5           $6.00        05/28/07        219,901      350,155
Joe D. Tanner                                   20,000          4.9           $4.25        02/25/07        138,456      220,468
Jonathan P. Foster                              15,000          2.4           $4.25        02/25/07         69,228      110,234

(1) Potential values stated are based upon the hypothesis that the Common Stock will appreciate in value from the date of grant to the end of the option term at the stated annualized rates. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the future appreciation, if any, which may be realized.

(2) Represents shares issuable pursuant to an incentive stock option plan. Options vest 33-1/3% over the first three years of the option term.

  The following table sets forth summary information regarding the value of all unexercised options as of December 31, 1997, for each of the executive officers named in the Summary Compensation Table.



                                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                        FISCAL YEAR-END OPTION VALUES
                                  ----------------------------------------------------------------------
                                           NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
                                   OPTIONS AT DECEMBER 31, 1997 (SHARES)     DECEMBER 31, 1997 ($)(1)
                                  --------------------------------------   ----------------------------
                                    EXERCISABLE          UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
                                  ---------------    -------------------   ------------  --------------
Walter V. Klemp                       498,917                22,500          1,434,386               -
Terry A. Tognietti                    498,917                22,500          1,434,386               -
Raymond M. Chambers                   473,500                22,500          1,361,313               -
Joe D. Tanner                         139,167                33,333            391,771          79,166
Jonathan P. Foster                    21,667                 43,333             47,708          95,416


(1) Assumes a fair market value of $5.875 per share of Common Stock as of December 31, 1997.

CERTAIN TRANSACTIONS

   On June 30, 1997, the Company extended non-interest bearing loans of $130,000 to each of its three Co-Chief Executive Officers. One-half of the loan balances will be forgiven on June 30, 1998 and the remaining balances will be forgiven on June 30, 1999, if the officers remain employed by the Company. Accordingly, no compensation was recognized by the Co-Chief Executive Officers in 1997 related to these loans.

PERFORMANCE PRESENTATION

  The following performance graph compares the performance of the Common Stock to The Nasdaq Stock Market -- US Index and a peer group. Information with respect to the Common Stock, The Nasdaq Stock Market -- US Index and the peer group is from March 11, 1994, the date on which the Common Stock first began public trading, to December 31, 1997. The graph assumes that the value of the investment in the Common Stock and each index was $100 at March 11, 1994, and that all dividends were reinvested.

  The peer group is comprised of Paragon Trade Brands, Inc. (NYSE-PTB) and DSG International Limited (Nasdaq-DSGIF), which are the only two public companies known to the Company substantially all of whose revenue is derived from the manufacture and sale of disposable baby diapers. Due to the unique characteristics of the diaper industry and the unusual competitive activity present in this category, the Company believes that this is an appropriate peer group for comparison.


                COMPARISON OF 46 MONTH CUMULATIVE TOTAL RETURN*
         AMONG DRYPERS CORPORATION, THE NASDAQ STOCK MARKET--US INDEX
                               AND A PEER GROUP


                             MARCH 11,  DECEMBER 31,   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                               1994        1994           1995            1996            1997
Drypers Corporation..........   100         82             20              25              39
Peer Group...................   100         48             60              75              36
The Nasdaq Stock Market--US
 Index.......................   100         96            136             167             205


COMPENSATION OF DIRECTORS

  In 1997, non-employee members of the Board of Directors of the Company were compensated for their services as directors under the Drypers Corporation 1994 Non-Employee Director Option Plan. Each non-employee director was granted an option to purchase 6,000 shares of Common Stock at a per share exercise price of $6.25, the fair market value of the Common Stock on the date of grant. The Company also has adopted the 1996 Non-Employee Director Stock Option Plan. Each non-employee director was granted an option to purchase 4,000 shares of Common Stock at a per share exercise price of $6.25, the fair market value of the Common Stock on the date of grant. All non-employee directors of the Company are also reimbursed for ordinary and necessary expenses incurred in attending Board and committee meetings.


EMPLOYMENT AGREEMENTS

  Each of Messrs. Klemp, Tognietti and Chambers (collectively, the "Co-Chief Executive Officers") and Mr. Tanner (the "Executive Vice President") (and collectively, with the Co-Chief Executive Officers, the "Employees" or, individually, the "Employee") has entered into an employment agreement (individually, an "Employment Agreement" and collectively, the "Employment Agreements") with the Company. The Employment Agreements provide for an annual salary of $300,000 for each of the Co-Chief Executive Officers and of $200,000 for the Executive Vice President during the term of the Employment Agreements. In addition, each of the Co-Chief Executive Officers may receive an annual bonus of an amount to be determined by the Board of Directors and the Executive Vice President may receive an annual bonus of an amount to be determined by the Co-Chief Executive Officers. The Employment Agreements also provide for certain employee benefits, vacation and reimbursement of expenses. The term of each Employment Agreement is for a period ending on the third anniversary of the receipt by the Employee of written notice of termination by the Company given to the Employee. Each of the Employment Agreements may be terminated by the Company (i) for the commission of certain dishonest or fraudulent acts, (ii) upon the death of the Employee, (iii) upon disability of the Employee or (iv) if the Employee resigns at any time other than after a Change in Control without "good cause", as defined in each Employee's Employment Agreement. Each of Messrs. Klemp, Tognietti, Chambers and Tanner has agreed that for the term of his Employment Agreement and for a period of one year after termination for any reason described in clauses (i) through (iv) of the previous sentence, he will not, directly or indirectly, employ any of the Company's employees, induce any of the Company's employees to leave their employment or in any way interfere with the employee relations of the Company. The Employee may be removed as an officer at any time by the Company without cause but such removal will not affect his right to his salary or his right to remain covered by the Company's medical insurance policies. Upon such removal, all other benefits will cease, including any right to receive any predetermined bonus or variable bonus.

              DESCRIPTION OF PROPOSED AMENDMENT TO THE 1995 PLAN

  The following summary does not purport to be a complete summary of the 1995 Plan and is qualified in its entirety by reference to the 1995 Plan.

DESCRIPTION OF AMENDMENT

  To date, options to purchase an aggregate of 2,619,528 shares of Common Stock have been granted under the 1995 Plan and an aggregate of new options to purchase an additional 1,000,000 shares of Common Stock have been authorized, subject to stockholder approval of the amendments to the 1995 Plan. The result of the proposed increase in the number of shares of Common Stock to be available for the grant of options under the 1995 Plan would be a net increase in shares available under all Company employee stock options plans of 1,000,000.

1995 PLAN

  The Board of Directors adopted and the stockholders of the Company approved the 1995 Plan in 1995. The 1995 Plan authorizes the Compensation Committee to issue options intended to qualify as incentive stock options, as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are not intended to conform to the requirements of Section 422 of the Code ("non-qualified options"). Under the terms of the 1995 Plan, the exercise price for each incentive stock option cannot be less than 100% of the fair market value of the Common Stock at the time of grant, and, in the case of a grant to a 10% or greater stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each non-qualified stock option cannot be less than 80% of the fair market value of the Common Stock at the time of grant. Options granted under the 1995 Plan may not be exercised after the tenth anniversary (or the fifth anniversary in the case of an option granted to a 10% or greater stockholder) of their grant. Payments by option holders upon exercise of an option may be made by delivering cash, shares of stock or a combination of cash and stock. The 1995 Plan, as proposed, authorizes (i) the grant of options to acquire an aggregate of 4,000,000 shares of Common Stock; (ii) grants of incentive stock options and non-qualified options to any key employee with substantial responsibility for the Company's management and growth, as determined by a committee of the Board of Directors; (iii) adjustments to the number and class of shares outstanding pursuant to granted options and reserved under the 1995 Plan in the event of a capital adjustment; (iv) an opportunity for outstanding options to be exercised subsequent to a merger or disposition of all of the Company's assets and for the optionee to receive shares to which he would have been entitled prior to such merger or disposition; and (v) the grant of options in substitution for options held by employees of other corporations who are about to become Company employees or whose employer is about to become a parent or subsidiary of the Company. Approximately 86 employees of the Company and its subsidiaries currently participate in the 1995 Plan.

NEW PLAN BENEFITS

  The following table sets forth information concerning the determinable benefits and amounts that have been received by or allocated to the individuals and groups identified below under the 1995 Plan.


                                                       NEW PLAN BENEFITS(1)
                                             DRYPERS CORPORATION AMENDED AND RESTATED
                                                1995 KEY EMPLOYEE STOCK OPTION PLAN
                ---------------------------------------------------------------------------------------------
                                                                             DOLLAR             NUMBER OF
                     NAMES AND POSITIONS                                      VALUE $             SHARES
                ---------------------------------------------              --------------     ---------------
Walter V. Klemp,
Co-Chief Executive Officer and Chairman of the Board...............            (2)               521,416

Terry A. Tognietti
Co-Chief Executive Officer and
    President  Drypers North America...............................            (2)               521,416

Raymond M. Chambers,
Co-Chief Executive Officer and
    President  Drypers International...............................            (2)               496,000

Joe D. Tanner,
Executive Vice President and Chief Operating Officer
    Drypers International..........................................            (2)               172,500

Jonathan P. Foster
Executive Vice President and Chief Financial Officer...............            (2)                65,000

Executive Officers as a Group (5 persons, including
 the executive officers named above)...............................            (2)             1,776,332

Non-Executive Director Group.......................................            ---                   ---

Non-Executive Officer Employee Group...............................            (2)               843,196



-----------------------
(1)  Includes benefits granted pursuant to the 1995 Plan.
(2) The actual dollar value, if any, a person may realize will depend on the excess of the per share price of the Common Stock over the per share exercise price on the date the option is exercised. Options granted under the 1995 Plan have an exercise price of $3.00, $3.50, $3.38, $4.25, $5.00,
     $6.00 and $6.50 per share. The closing price of the Common Stock on the Record Date was $6.94.


FEDERAL TAX CONSEQUENCES OF THE 1995 PLAN

  Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Code or non-qualified options which are not intended to meet these requirements. The federal income tax treatment for the two types of options differ as follows.

  In general, no tax consequences should result from the grant to or exercise by an employee of an incentive stock option under the 1995 Plan. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition.

  For federal tax purposes, dispositions are either qualifying or disqualifying. An optionee makes a qualifying disposition of the purchased shares if he sells or otherwise disposes of the shares after holding them for more than two years after the date the option was granted and more than one year after the transfer of shares to the optionee. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition, a disqualifying disposition will result.

  Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, the optionee will generally be taxed at an ordinary income rate on the lesser of (i) the fair market value of those shares on the date the option was exercised or the amount realized on the sale over (ii) the exercise price paid for the shares. Any additional gain recognized upon the disposition will be a capital gain. If, however, the disqualifying disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized, the amount of ordinary income realized by the optionee cannot exceed the amount realized on the sale or exchange over the exercise price paid for the shares.

  If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction for the taxable year in which the disposition occurs, equal to the lesser of (i) the fair market value of such shares on the date the option was exercised or the amount realized on the sale over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

  No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares. The Company is entitled to a deduction in the same amount as the income recognized by the optionee, provided that the Company withholds income tax with respect to that amount if the optionee is an employee.



            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulations promulgated under
Section 16(a) to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 1997, all officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them.

                                 OTHER MATTERS

  Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the Meeting by others. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.


  The Company will bear the costs of soliciting proxies. In addition to the solicitation made hereby, proxies may also be solicited by telephone, telegram or personal interview by officers and regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies). The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of the Common Stock.


                             STOCKHOLDER PROPOSALS

  Any proposal by a stockholder to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than December 22, 1998, to be eligible for inclusion in the Company's Proxy Statement and proxy used in connection with such meeting.

                              DRYPERS CORPORATION
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1998

P
R
O
X
Y

  The stockholder of Drypers Corporation (the "Company") whose signature appears on the reverse side of this Proxy hereby appoints Walter V. Klemp and Terry A. Tognietti, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held at the Houstonian Hotel and Conference Center, 111 Post Oak Lane, Houston, Texas at 10:00 a.m., on Thursday, May 21, 1998, and at any adjournment thereof.

1. ELECTION OF DIRECTORS--NOMINEES:
Walter V. Klemp (three-year term) and Nolan Lehmann (three-year term).
2. PROPOSAL TO APPROVE AMENDMENT TO THE DRYPERS CORPORATION AMENDED AND
RESTATED 1995 KEY EMPLOYEE STOCK OPTION PLAN to increase the aggregate number of shares of the Company's Common Stock with respect to which options may be granted under the plan to 4,000,000 to allow for the grant of additional options thereunder.
3. PROPOSAL TO APPROVE AMENDMENT TO THE DRYPERS CORPORATION RESTATED CERTIFICATE OF INCORPORATION to increase the number of authorized shares of Common Stock to 30,000,000.
4. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998. In their discretion, the above named proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

                                                                See Reverse Side

1. Election of Directors: [ ] FOR all nominees listed, except as indicated to the contrary below
                          [ ] WITHHOLD authority for election of all nominees

                          Walter V. Klemp and Nolan Lehmann

   (Instruction: to withhold authority to vote for any individual nominee, write that person's name in the space provided below)

   -----------------------------------------------------------------------------

2. Approval of amendment to the Drypers Corporation Amended and Restated 1995 Key Employee Stock Option Plan to increase the number of shares of the Company's Common Stock, $.001 par value, that may be subject to options granted under the existing plan by 1,000,000 shares to 4,000,000 shares.

                                           [ ] FOR    [ ] AGAINST   [ ] ABSTAIN

3. Approval to amend the Drypers Corporation Restated Certificate of Incorporation to increase the number of shares of the Company's
   Common Stock, $.001 par value, from 20,000,000 shares to
   30,000,000 shares.
                                           [ ] FOR    [ ] AGAINST   [ ] ABSTAIN

4. Ratification of appointment of Arthur Andersen LLP as
   Independent Public Accountants for 1998.
                                           [ ] FOR    [ ] AGAINST   [ ] ABSTAIN

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN ITEM 1 OR, IF ANY ONE OR MORE OF THE NOMINEES BECOMES UNAVAILABLE, FOR ANOTHER NOMINEE OR OTHER NOMINEES TO BE SELECTED BY THE BOARD OF DIRECTORS, FOR APPROVAL OF THE AMENDMENT TO THE DRYPERS CORPORATION AMENDED AND RESTATED 1995 KEY EMPLOYEE STOCK OPTION PLAN SET FORTH IN ITEM 2, FOR THE AMENDMENT TO THE DRYPERS CORPORATION RESTATED CERTIFICATE OF INCORPORATION SET FORTH IN ITEM 3, AND FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998 SET FORTH IN ITEM 4.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY
                                               PLEASE NOTE ANY CHANGE OF ADDRESS


SIGNATURE(S)                                            DATE
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SIGNATURE(S)                                            DATE
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Note: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon.